UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NATIONAL FUEL GAS COMPANY
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NATIONAL FUEL GAS COMPANY

6363 MAIN STREET

WILLIAMSVILLE, NEW YORK 14221

Supplemental Information Regarding

Proposal 3: Non-Binding Advisory Vote Approving Executive Compensation

February 27, 2012

Dear Stockholders of National Fuel Gas Company:

At National Fuel Gas Company’s (the “Company”) Annual Meeting of Stockholders to be held on March 8, 2012, stockholders will cast a non-binding advisory vote to approve the compensation of the Company’s executives (the “say on pay” vote). Proposal 3 in the Company’s 2012 proxy statement includes relevant information regarding this matter, as does Supplemental Information filed on February 24, 2012. The Company’s Board of Directors has recommended that you vote FOR Proposal 3.

ISS Proxy Advisory Services (“ISS”) has recommended that its clients vote against Proposal 3 in light of what ISS claims is a “pay for performance disconnect.” The Company believes that there is a fundamental flaw in ISS’s application of its methodology to the Company. The Company has raised its concerns with ISS’s analysis, along with other important observations, in a letter to ISS posted on the Company’s investor information website accessible through a link entitled “Supplemental Proxy Material — February 24, 2012”. We urge you to consider the February 24, 2012 Supplemental Information, as well as that contained below, and vote FOR Proposal 3.

COMPENSATION IN ALIGNMENT WITH PEERS

As presented below, using a proper peer group and same fiscal year proxy data, the actual total direct compensation of the Company’s CEO is 1.06 times the median of the peer group, comparing favorably to a 1-year total shareholder return of 1.34 times the median of the peer group.

When considering compensation for our executive officers, the Compensation Committee understands the importance of credible benchmark data that properly reflects information from companies with comparable business segments and that is based on appropriate time periods. As the Company’s Exploration and Production segment increased in importance, the Committee worked with the Hay Group, a well-respected, independent compensation consultant, to develop the peer group set forth on pages 23 and 24 of the Proxy Statement, whose members participate in businesses similar to those of the Company. The following chart is the Hay Group’s analysis of CEO total direct compensation (the sum of base salary, short-term incentive and long-term incentive) derived from proxy data for fiscal 2010, the most recent year data available across the peer group.

HayGroup®

Chairman and CEO

Compared to CEO proxy data for fiscal year 2010

Total Direct

Compensation

Company Title Sales ($M) Actual Target

AGL Resources, Inc. Chairman, President and CEO $2,373 $4,240,209 $3,719,951

Atmos Energy Corporation Chairman and CEO $4,790 $2,988,884 $2,983,030

Cabot Oil & Gas Corporation Chairman, CEO and President $844 $5,854,760 $5,254,760

Energen Corporation Chairman, President and CEO $1,579 $2,588,243 $2,704,736

EQT Corporation President and CEO $1,323 $5,000,993 $4,000,993

MDU Resources, Inc. President and CEO $3,910 $2,539,448 $2,526,698

New Jersey Resources Corporation Chairman, President and CEO $2,639 $1,882,408 $1,882,408

Northwest Natural Gas Company President and CEO $812 $1,458,093 $1,349,692

Questar Corporation President and CEO $1,124 $2,431,303 $2,161,553

Quicksilver Resources, Inc. President and CEO $928 $4,714,756 $4,721,356

Range Resources Corporation Chairman and CEO $1,039 $6,489,300 $6,353,300

St. Mary Land & Exploration Company President and CEO $1,093 $3,856,154 $3,478,127

Southern Union Company Chairman, CEO $2,490 $7,429,052 $6,179,052

Southwest Gas Corporation CEO $1,830 $2,003,465 $1,917,767

UGI Corporation Chairman and CEO $5,591 $5,150,328 $5,072,400

Whiting Petroleum Corporation Chairman, President and CEO $1,516 $4,488,029 N/A

Summary Statistics

75th Percentile $2,527 $5,038,327 $4,896,878

Average $2,118 $3,944,714 $3,620,388

Median $1,547 $4,048,182 $3,478,127

25th Percentile $1,079 $2,512,412 $2,344,125

National Fuel Gas Company Chairman and CEO $1,761 $4,297,674 $3,752,675

Percentile Rank 58% 55% 58%

Total Direct Compensation = base salary + bonus + long-term incentives

© 2012 Hay Group. All rights reserved 1

A comparison of Total Shareholder Return for a one-year and three-year period of that same Company peer group follows.

Peer Group Total Shareholder Return for periods ended September 30, 2010

Company	1-Year	3-Year
AGL Resources, Inc.	14.03%	12.39%
Atmos Energy Corporation	8.92%	19.94%
Cabot Oil & Gas Corporation	-15.49%	-13.50%
Energen Corporation	7.31%	-17.18%
EQT Corporation	-13.53%	-26.11%
MDU Resources, Inc.	-1.30%	-21.85%
New Jersey Resources Corporation	12.08%	31.92%
Northwest Natural Gas Company	18.14%	15.26%
Questar Corporation	N/A	N/A
Quicksilver Resources, Inc.	-11.21%	-46.44%
Range Resources Corporation	-22.47%	-5.24%
Southern Union Company	18.72%	-15.60%
Southwest Gas Corporation	35.78%	31.53%
St. Mary Land & Exploration Company	15.72%	6.08%
UGI Corporation	18.14%	21.12%
Whiting Petroleum Corporation	65.87%	114.87%

Median	12.08%	6.08%
National Fuel Gas Company (NFG)	16.19%	21.16%
NFG Percentile Rank	65.60%	78.60%

COMPENSATION IN ALIGNMENT WITH THE INTEREST OF SHAREHOLDERS

When reviewing our summary compensation table at page 34 of the Proxy Statement we believe the following points are important in making a decision on your vote.

•	Glass Lewis & Co. has recommended a Vote FOR Proposal 3.

•	CEO compensation has declined from the prior year, and in 2011 ISS recommended a favorable vote on that prior year compensation.

•

The Compensation Committee reviewed the results of the shareholder vote on the Say on Pay proposal from the 2011 Annual Meeting and approximately 83% of the votes cast were for approval of the Company’s compensation program. After consideration of these results, the Committee believes its approach to compensation is balanced and effective and made no fundamental changes to the program.

•	Excluding the non-cash change in pension value, approximately 79% of CEO compensation is performance related.

•	The Company does not provide tax “gross-ups.”

•	The Company’s equity incentive plans prohibit the repricing or exchange of equity awards without shareholder approval.

•

The Company requires directors, executive officers and other officers to meet stock ownership requirements. Our CEO’s ownership of Company stock exceeds that requirement by three times (i.e. he holds twelve times his base salary in Company stock).

In closing, the Company believes that its compensation policies and procedures:

•	encourage a culture of pay for performance,

•	are strongly aligned with both the short and long-term interests of the Company’s shareholders, and

•	justify a vote by shareholders FOR the say on pay resolution.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

Sincerely yours,

Paula M. Ciprich

General Counsel and Secretary